Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$51,100
Unrealized Gain (Loss) on Market Value of Futures	(809,059)
Dividend Income	13
Interest Income	191
Total Income (Loss)	$(757,755)

Expenses
General Partner Management Fees	$3,897
Professional Fees	3,549
Brokerage Commissions	132
Directors' Fees and insurance	945
NYMEX License Fee	78
Total Expenses	8,601
Expense Waiver	(3,924)
Net Expenses	$4,677
Net Income (Loss)	$(762,432)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/20	$6,920,352
Net Income (Loss)	(762,432)

Net Asset Value End of Month	$6,157,920
Net Asset Value Per Share (750,000 Shares)	$8.21

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596